UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2010
Portec Rail Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

West Virginia	0-50543	55-0755271

(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania.	15238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 782-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On December 16, 2010, Portec Rail Products, Inc. (“Portec”) issued a press release announcing that, due to inclement weather in the mid-Atlantic region of the United States, the Annual Meeting of Shareholders of Portec, originally scheduled for 10:00 A.M. on Friday, December 17, 2010 in Huntington, West Virginia, and has been rescheduled for Thursday, December 23, 2010. Further details pertaining to the time and place of the rescheduled Annual Meeting will be provided as soon as they become available. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

99.1 Joint press release dated March 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTEC RAIL PRODUCTS, INC.
DATE: December 16, 2010	By:	/s/ John N. Pesarsick
John N. Pesarsick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Portec Rail Products, Inc., dated December 16, 2010.